Exhibit 99.1

October 25, 2011

MiMedx Group, Inc.
60 Chastain Center Blvd., Suite 60
Kennesaw, GA  30144
Attention:  Michael J. Senken, CFO

Re:           Working Capital Funding Commitment

Dear Mr. Senken:

I, Parker H. Petit (the “Lender”), by my signature below, hereby personally commit to loan to MiMedx Group, Inc. (the “Company”)  for the Company’s general working capital purposes,  up to One Million, Five Hundred Thousand Dollars ($1,500,000) less any amounts subscribed for by any other lenders  (the “Loan Commitment”).  This Loan Commitment is being given on the terms approved by the Company’s Board of Directors (“the Board”) and set forth on Exhibit A hereto, as the same may be changed modified or amended by the officers of the Company in accordance with the authorization of the Board , and subject to execution and delivery by the Company of a Revolving Line of Credit Agreement, Convertible Secured Promissory Note, Security and Intercreditor Agreement and such other documents and agreements reasonably satisfactory to me to implement this Loan Commitment (the “Closing”).

This Loan Commitment will remain open until and will expire at 5:00 pm  DST on March 31, 2012, if Closing does not occur by that time. This Loan Commitment will be governed by the laws of the State of Georgia without regard to conflicts of laws principles.

Yours sincerely,

/s/Parker H. Petit

Parker H. Petit

Accepted:

MiMedx Group, Inc.

/s/ Michael J. Senken

Michael J. Senken, CFO

Date: October 25, 2011

EXHIBIT A

MiMedx Group, Inc.

60 Chastain Center Blvd.
Kennesaw, GA 30144
Phone: (678)-384-6720

5% Convertible Senior Secured Revolving Promissory Notes
Confidential Term Sheet

October 12, 2011
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An investment in the Convertible Promissory Notes offered hereby is highly speculative.  Prospective investors must be “accredited investors” and should retain their own professional advisors to review and evaluate the economic, tax, and other consequences of investment.  Prospective investors are not to construe the contents of this Confidential Term Sheet, or any information furnished by MiMedx Group, Inc., as legal or tax advice.

_______________________________________________

Borrower	MiMedx Group, Inc., a Florida corporation (the “Company”).

Lenders	Only “accredited investors.”

Notes
A revolving line of credit will be established pursuant to one or more Convertible Senior Secured Revolving Promissory Notes (the “Notes”).  Each Note shall be in the minimum amount of $250,000, unless the Company expressly approves a smaller amount in a specific circumstance.

Aggregate Principal Amount of Loan; Maturity Date
The maximum aggregate principal amount of the revolving line of credit available under all of the Notes shall be $1,500,000. The Company may borrow, repay and reborrow up to the maximum amount of each Note, from time to time until the Maturity Date.  The amount of the offering may be decreased at the option of the Company. Interest on the Notes will be payable in quarterly installments, with all principal and accrued and unpaid interest due and payable on December 31, 2012, subject to extension by the Company to December 31, 2013 upon payment to the Lenders of an extension payment (which shall not apply to principal or interest) in the amount of 5% of the outstanding aggregate principal amount of the Notes (the “Maturity Date”), unless earlier converted into common stock of the Company (“Common Stock”), as provided below, or accelerated, as provided below.  All principal and accrued and unpaid interest due under the Notes shall be automatically and immediately due and payable in full upon the consummation of the closing of the sale of all or substantially all of the assets or more than 50% of the equity securities of the Company by way of a merger transaction or otherwise (“Change in Control Transaction”).

The Notes may be prepaid at any time upon thirty (30) days prior written notice without premium or penalty.

Interest
5% per annum on the outstanding principal amount of the Notes, payable in cash on a quarterly basis, with all unpaid interest being due and payable on the Maturity Date or convertible into shares of Common Stock at any time prior to the Maturity Date, as provided below.

Use of Proceeds	The proceeds of the Note(s) will be used for general working capital purposes for the Company and its subsidiaries.

Conversion Events	The Notes may be converted into Common Stock at a conversion price of $1.00 per share, at any time upon the election of the Lender holding the Note. Upon the applicable conversion date, all principal and accrued and unpaid interest shall be converted into shares of Common Stock.

Collateral
The Notes shall be secured by a first priority lien in all of the patents and other intellectual property owned by the Company, now owned and hereafter developed or acquired, excluding only (i) the patents and other intellectual property owned by Surgical Biologics, LLC, and (ii) all accessions to, substitutions for and replacements, products and proceeds thereof.  The lien will be pari passu in payment and lien priority with the notes outstanding under the Company’s existing line of credit (the “Existing Notes”).  The declaration of an event of default under the Notes, and the exercise of the security interest in the collateral shall be subject to the decision of the Lenders holding a majority in dollar amount of the Notes and the Existing Notes.

Contingent Warrants
The Company shall issue to each Lender a warrant (the “First Contingent Warrant”)  to purchase that number of shares of Common Stock equal to 25% of the shares of Common Stock that would be issuable upon conversion of such Lender’s Note, at an exercise price of .01 per share, provided that such First Contingent Warrant shall only be exercisable if the Company’s gross revenues, as reported in the Company’s audited financial statements for the year ended December 31, 2011, do not equal or exceed $11,500,000, and further provided that such First Contingent Warrant shall be null and void in the event that, prior to the date of issuance of such audited financial statements (the “First Measurement Date”), the closing trading price of the Common Stock is at least $1.50 per share for ten (10)  or more consecutive trading days. The Company shall issue to each Lender an additional warrant  (the “Second Contingent Warrant”) to purchase that number of shares of Common Stock equal to 25% of the shares of Common Stock that would be issuable upon conversion of such Lender’s Note at an exercise price of .01 per share, provided that such Second Contingent Warrant shall only be exercisable if the Company’s gross revenues, as reported in the Company’s audited financial statements for the year ended December 31, 2012, do not equal or exceed $31,150,000, and further provided that such Second Contingent Warrant shall be null and void in the event that, between the First Measurement Date and the date of issuance of such audited financial statements for the year ended December 31, 2012, (the “Second Measurement Date”), the closing trading price of the Common Stock is at least $1.75 for ten (10) or more consecutive trading days. The First Contingent Warrant and the Second Contingent Warrant are hereinafter referred to, collectively, as the “Contingent Warrants”.  The Contingent Warrants shall have a term of five (5) years from the date of issuance. The shares of Common Stock issuable upon exercise of the Contingent Warrants do not carry registration rights. The Contingent Warrants may be exercised on a “cashless” basis.

In the event (i) of a Change in Control Transaction prior to the First Measurement Date and (ii) the value of the per share consideration received by the holders of Common Stock in such Change in Control Transaction is at least equal to $1.50, the Contingent Warrants shall be null and void.  If the value of the per share consideration received by the holders of Common Stock in such transaction is less than $1.50, then the Contingent Warrants shall be exercisable immediately prior to the closing of such Change in Control Transaction.

In the event (i) of a Change in Control Transaction between the First Measurement Date and the Second Measurement Date and (ii) the per share value of the consideration received by the holders of Common Stock in such Change in Control Transaction is at least $1.75, the Second Contingent Warrant shall be null and void. If the value of the per share consideration received by the holders of Common Stock in such transaction is less than $1.75, the Second Contingent Warrant shall be exercisable immediately prior to the closing of such Change in Control Transaction.

Registration Rights
The Company will make its best efforts to include the shares Common Stock issued to a Lender upon conversion of such Lender’s Note, at the request of such Lender, in any registration statement (other than form S-4 and S-8) proposed to be filed by the Company with the Securities and Exchange Commission for its own account or for the account of other security holders of the Company.

Nature of Term Sheet
This Term Sheet does not create or impose any obligation, express or implied, on the part of the Lenders or the Company and is not intended to be, nor is it, a legally binding document; there is no legally binding or enforceable contract between the parties pertaining to the subject matter of this Term Sheet; and statements of intent or understandings contained in this Term Sheet shall not be deemed to constitute an offer, acceptance, or legally binding agreement.  The creation of a binding obligation is specifically conditioned upon the negotiation, finalization and execution by the Lenders and the Company of the Notes,  Subscription Agreement, Security and Intercreditor Agreement, and other documents and agreements setting forth the  terms expressed above, other usual and customary provisions for transactions of this type not inconsistent with the foregoing, as well as such other terms and conditions as are mutually agreeable to the Lenders and the Company.

Governing Law	This Term Sheet, the Notes, the Subscription Agreement, the Security and Intercreditor Agreement and the Contingent Warrants shall be governed by the laws of the State of Georgia without giving effect to its principles of conflicts of law.

Expenses	Each of the parties shall pay its own expenses in connection with the transactions contemplated herein, the Notes to be entered into pursuant hereto and the transactions contemplated hereby.

Closing
The Company may issue the Notes in one or a series of transactions in the aggregate amount of up to $1,500,000, with a target completion date of not later than November 30, 2011.  The Company may extend the target completion date of this offering without notice to the Lenders or prospective Lenders.

Subscription Agreement	An investment in the Notes and the Contingent Warrants will be made pursuant to a Subscription Agreement. In the Subscription Agreement, each prospective Lender will be required, among other things:

(a)  to represent that he, she, or it has had access to all publicly available information concerning the Company, has had the opportunity to review all such information, and to ask questions of management of the Company, and is familiar with and understands the terms, risks, and merits of an investment in the Company;

(b)  to represent that he, she, or it has such knowledge and experience in financial and business matters generally and that he, she, or it is capable of evaluation the merits and risks of an investment in the Company; and

(c)  to stipulate that he, she, or it has not relied upon the Company for tax or legal advice, and that he, she, or it has relied only on its own adviser with respect to the tax and other legal aspects of an investment in the Notes and the Contingent Warrants.

Subscription Procedure	To subscribe for the Notes and the Contingent Warrants, each prospective Lender must:

(a) complete, sign, and return the Subscription Agreement (including the “Accredited Investor Certification”) attached as Exhibit A hereto;

(b) execute and return the counterpart signature page to the Note attached as Exhibit B hereto;

(c) execute and return the counterpart signature page to the Security and Intercreditor Agreement attached as Exhibit C hereto; and

(d) send the Company an amount equal to the principal amount of the Note to be purchased by such Lender either by check (made payable to “MiMedx Group, Inc.”) or by wire transfer of immediately available funds in accordance with the following wire instructions:

ABA/Routing No.: 0260-0959-3 Financial Institution: Bank of America Credit to Account No.: 334025804410 Swift Address: BOFAAUS3N Bank Acct Title: MiMedx Group, Inc.

The Company will make available to each prospective Lender, prior to his, her, or its purchase of the Notes and the Contingent Warrants, the opportunity to ask questions and receive answers concerning the terms and conditions of this private placement and to obtain any additional pertinent information (including information necessary to verify the accuracy of any information contained in this Term Sheet) in the Company’s possession or which the Company can acquire without unreasonable effort or expense.

Copies of other documents or materials relevant to this offering are available upon request.  Prospective Lenders may be required to execute nondisclosure agreements as a prerequisite to reviewing documents determined by the Company to contain proprietary, confidential, or otherwise sensitive information.

Prospective Lenders are urged to consult their own tax advisers regarding the U.S. federal, state, and local tax consequences of an investment in the Company.

Circular 230 Disclosure
TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, THE COMPANY INFORMS YOU THAT (A) ANY UNITED STATES FEDERAL TAX ADVICE CONTAINED HEREIN (INDLUING ANY ATTACHMENTS OR ENCLOSURES) WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING UNITED STATES FEDERAL TAX PENALTIES, (B) ANY SUCH ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTION OR MATTER ADDRESSED HEREIN AND (C) ANY TAXPAYER TO WHOM THE TRANSACTIONS OR MATTERS ARE BEING PROMOTED, MARKETED OR RECOMMENDED SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISER.

[End of Confidential Term Sheet]